                                                                    Exhibit 21.0

                     Subsidiaries of Pulaski Financial Corp.

Registrant

Pulaski Financial Corp.

Subsidiaries (1)                            Percentage of Ownership          Jurisdiction or State of Incorporation
----------------                            -----------------------          --------------------------------------
Pulaski Bank                                         100%                                 United States

Pulaski Service Corporation (2)                      100%                                 Missouri

(1) The operations of the subsidiaries of the Registrant are included in the Registrant's Consolidated Financial Statements contained in the Annual Report to Stockholders.
(2)  Wholly-owned by Pulaski Bank.